Exhibit 99.2

TOYS“R”US ANNOUNCES PRIVATE EXCHANGE OFFERS BY TRU TAJ LLC FOR OUTSTANDING

10.375% SENIOR NOTES DUE 2017 AND 7.375% SENIOR NOTES DUE 2018

WAYNE, NJ (July 13, 2016) – Toys“R”Us, Inc. (the “Company”) announced today that on July 13, 2016, TRU Taj LLC (the “Issuer”), an indirect wholly-owned subsidiary of the Company, commenced private offers to exchange (the “Exchange Offers”) the Company’s properly tendered (and not validly withdrawn) and accepted outstanding senior notes listed in the table below (collectively, the “Senior Notes) for the Issuer’s newly issued 12% Senior Secured Notes due 2021 (the “New Secured Notes”) and, in the case of the 2017 Notes (as defined below), up to $150.0 million in cash, in the amounts per $1,000 of Senior Notes exchanged set forth in the table below.

		For each $1,000 Principal Amount of Senior Notes Exchanged
		Total Consideration if Tender Occurs Prior to or on the Early Tender Date			Exchange Consideration if Tender Occurs After the Early Tender Date
	Original Principal Amount ($ in millions)	Principal Amount of New Secured Notes	Cash	Total	Principal Amount of New Secured Notes	Cash	Total	CUSIP No.
10.375% Senior Notes due 2017	$450.0							892335AN0
Notes Only Option:		$1,000	$—	$1,000	$950	$—	$950
Notes and Cash Option (1):
Less than 75%		$500	$500	$1,000	$500	$450	$950
75% or more but less than 85%		$475	$525	$1,000	$475	$475	$950
85% or more (2)		At least $450	Up to $550	$1,000	At least $450	Up to $500	$950

7.375% Senior Notes due 2018	$400.0	$900	$—	$900	$850	$—	$850	892335AL4

(1)	Based on Participation Levels as per the table
(2)	If Participation Level is 85% or more, holders that elect the Notes and Cash Option will receive total consideration consisting of a variable amount of cash and New Secured Notes as described below

The Company and the Issuer have previously entered into an agreement (the “Support Agreement”) with certain holders of Senior Notes (collectively, the “Support Parties”), pursuant to which the Support Parties agreed, subject to the terms and conditions of the Support Agreement, to properly tender (and not withdraw) approximately 63% and 34% of the outstanding aggregate principal amount of the Company’s 10.375% Senior Notes due 2017 (the “2017 Notes”) and 7.375% Senior Notes due 2018 (the “2018 Notes”), respectively, in the Exchange Offers on or prior to the Early Tender Date (as defined below). In addition, certain Support Parties holding approximately 25% of the outstanding aggregate principal amount of such 2017 Notes agreed to tender pursuant to the Notes Only Option (as defined below).

The Exchange Offers are being made, and the New Secured Notes are being offered and issued, in private transactions only to holders of the Senior Notes who certify they (i) are “qualified institutional buyers,” or (ii) not “U.S. persons,” as such terms are defined under the Securities Act of 1933, as amended (the “Securities Act”) (such eligible holders are referred to herein as “Eligible Holders”).

The maximum aggregate principal amount of 2017 Notes that will be accepted for exchange is $400.0 million (the “2017 Cap”). In the event that the aggregate principal amount of such 2017 Notes properly tendered (and not validly withdrawn) exceeds the 2017 Cap, the Issuer will accept for exchange only a portion of the 2017 Notes on a pro rata basis among the participating holders of the 2017 Notes (regardless of whether or not such participating holders tender before or after the Early Tender Date). The maximum aggregate principal amount of New Secured Notes that may be issued as consideration for the Exchange Offers will not exceed $575.0 million minus the aggregate principal amount (which may not exceed $50.0 million) of Backstop Notes (as defined below) issued in a separate private placement (the “Total Cap”). In the event that the aggregate principal amount of New Secured Notes issuable in exchange for Senior Notes properly tendered (and not validly withdrawn) would exceed the Total Cap, the Issuer will reduce acceptance of the 2018 Notes on a pro rata basis among participating holders of the 2018 Notes to the extent necessary to comply with the Total Cap.

Eligible Holders that properly tender (and do not validly withdraw) their Senior Notes by 5:00 p.m., New York City time, on July 26, 2016 (as such date and time may be extended, the “Early Tender Date”) will receive, for each $1,000 principal amount of such Senior Notes accepted by the Issuer, the consideration listed in the above table under “Total Consideration if Tender Occurs Prior to or on the Early Tender Date” (the “Total Consideration”). Eligible Holders that properly tender (and do not validly withdraw) their Senior Notes after the Early Tender Date but prior to 11:59 p.m., New York City time, on August 9, 2016 (as such date and time may be extended, the “Expiration Date”) will receive, for each $1,000 principal amount of such Senior Notes accepted by the Issuer, the consideration listed in the above table under “Exchange Consideration if Tender Occurs After the Early Tender Date” (the “Exchange Consideration”). The additional consideration exchanged for each $1,000 principal amount of Senior Notes properly tendered (and not validly withdrawn) on or prior to the Early Tender Date, representing either $50 in cash or $50 in New Secured Notes, as reflected in the table above, is referred to as the “Early Tender Premium.”

Eligible Holders of 2017 Notes wishing to participate in the Exchange Offers must elect to receive only New Secured Notes (the “Notes Only Option”) or New Secured Notes and cash (the “Notes and Cash Option”) in exchange for their 2017 Notes. The Total Consideration for each $1,000 of properly tendered (and not validly withdrawn) and accepted 2017 Notes will consist of (i) $1,000 of New Secured Notes if the participating holder elects the Notes Only Option or (ii) if the participating holder elects the Notes and Cash Option, $1,000 of aggregate consideration consisting of variable amounts of New Secured Notes and cash (not to exceed $550 of cash), as set forth in the table above, with such variable amounts based upon the percentage (the “Participation Level”) of the $450.0 million outstanding aggregate principal amount of 2017 Notes that are properly tendered (and not validly withdrawn) in the Exchange Offers. The Exchange Consideration for each $1,000 of properly tendered (and not validly withdrawn) and accepted 2017 Notes will consist of (i) $950 of New Secured Notes, if the participating holder elects the Notes Only Option, or (ii) if the participating holder elects the Notes and Cash Option, $950 of aggregate consideration consisting of variable amounts of New Secured Notes and cash (not to exceed $500 of cash), as set forth in the table above, with such variable amounts based upon the Participation Level.

If 85% or more in aggregate principal amount of 2017 Notes (i.e., at least $382.5 million of 2017 Notes) are properly tendered (and not validly withdrawn) and are accepted for exchange (after giving effect to the 2017 Cap), with respect to participating holders of the 2017 Notes that elect the Notes and Cash Option:

•	the Total Consideration for each $1,000 of properly tendered (on or prior to the Early Tender Date and not validly withdrawn) and accepted 2017 Notes will consist of aggregate consideration totaling $1,000, comprised of (i) the Total Variable Cash Consideration (as defined below), and (ii) a principal amount of New Secured Notes equal to $1,000 minus the Total Variable Cash Consideration; and

•	the Exchange Consideration for each $1,000 of properly tendered (after the Early Tender Date and not validly withdrawn) and accepted 2017 Notes will consist of aggregate consideration totaling $950, comprised of (i) the Exchange Variable Cash Consideration (as defined below), and (ii) a principal amount of New Secured Notes equal to $950 minus the Exchange Variable Cash Consideration.

The “Total Variable Cash Consideration” will be, for each $1,000 of properly tendered (and not validly withdrawn) and accepted 2017 Notes, an amount in cash, subject to a maximum amount of $550, but otherwise equal to (i) the Exchange Variable Cash Consideration, plus (ii) the Early Tender Premium.

The “Exchange Variable Cash Consideration” will be, for each $1,000 of properly tendered (and not validly withdrawn) and accepted 2017 Notes, an amount in cash (rounded to the nearest penny, with any half-penny rounded up to a whole penny), subject to a maximum amount of $500, but otherwise equal to (i) $1,000 multiplied by (ii) a fraction, the numerator of which is $150.0 million minus the aggregate amount of Early Tender Premiums payable to all participating holders of 2017 Notes that elect the Notes and Cash Option and whose 2017 Notes are accepted for exchange, and the denominator of which is the aggregate principal amount of 2017 Notes accepted for exchange pursuant to the Notes and Cash Option (regardless of whether such 2017 Notes are tendered before or after the Early Tender Date).

The Total Consideration for each $1,000 of properly tendered (and not validly withdrawn) and accepted 2018 Notes will consist of $900 of New Secured Notes. The Exchange Consideration for each $1,000 of properly tendered (and not validly withdrawn) and accepted 2018 Notes will consist of $850 of New Secured Notes. Participating holders of the 2018 Notes will not receive any cash for their 2018 Notes.

In addition, holders of Senior Notes properly tendered (and not validly withdrawn) and accepted in the Exchange Offers will receive, upon settlement of the Exchange Offers on the settlement date, accrued and unpaid interest to, but not including, the settlement date in cash.

Tendered Senior Notes may be withdrawn prior to 5:00 p.m., New York City time, on July 26, 2016 (such time and date, as the same may be extended, the “Withdrawal Deadline”). Holders may not withdraw their tendered Senior Notes on or after the Withdrawal Deadline.

Consummation of the Exchange Offers is conditioned upon the satisfaction or waiver of the conditions set forth in the confidential offering memorandum (the “Offering Memorandum”) and the related letter of transmittal (the “Letter of Transmittal”). Such conditions include, among other things, (i) the absence of any breach or termination by the Support Parties of their obligation to tender certain of their Senior Notes in the Exchange Offers, (ii) the consummation of certain reorganization transactions, as described in the Offering Memorandum, prior to or substantially concurrently with the consummation of the Exchange Offers, (iii) entry into an intercreditor agreement providing for the collateral and guarantee arrangements described in the Offering Memorandum and (iv) other customary conditions. Subject to the terms set forth in the Support Agreement, the Issuer may amend or waive any of these or any other conditions to the consummation of the Exchange Offers.

The New Secured Notes will be guaranteed by the Company, certain parent companies of the Issuer and certain direct and indirect subsidiaries of the Issuer, including certain obligors of the Company’s European subsidiaries’ asset-based lending facility, as described in the Offering Memorandum. The New Secured Notes will also be issued by a wholly-owned subsidiary of the Issuer, as described in the Offering Memorandum. The New Secured Notes will be secured by the pledge of equity interests of certain foreign subsidiaries of the Company, as described in the Offering Memorandum.

To support these transactions, one of the Support Parties has agreed, subject to the terms and conditions of the Support Agreement, to purchase, and the Issuer has agreed to issue, upon consummation of the Exchange Offers, up to $50.0 million in aggregate principal amount of New Secured Notes (the “Backstop Notes”), which (i) will be issued in a separate private placement as financing for a portion of the cash consideration payable in the Exchange Offers and (ii) will be funded as and to the extent described in the Offering Memorandum.

The Exchange Offers are being made solely to Eligible Holders upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal, each dated July 13, 2016. Only holders who certify to their status as “qualified institutional buyers” or non-“U.S. persons,” each as defined under the Securities Act, may receive copies of the Offering Memorandum and Letter of Transmittal and participate in the Exchange Offers. Holders wishing to certify that they are Eligible Holders and be eligible to receive a copy of the Offering Memorandum and Letter of Transmittal, should go to www.dfking.com/toysrus and complete the eligibility form or contact the Information and Exchange Agent for the Exchange Offers, D.F. King & Co., Inc., at (877) 478-5044 (Toll-Free), (212) 269-5550 (Banks and Brokers) or via email at toysrus@dfking.com.

The Issuer has engaged Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, to act as the joint dealer managers in connection with the Exchange Offers. Questions regarding the terms of the Exchange Offers may be directed to Goldman, Sachs & Co., at (800) 828-3182 (U.S. toll free) and (212) 902-6595 (collect).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers are being made and the New Secured Notes are being offered only to “qualified institutional buyers” and holders that are not “U.S. persons,” as such terms are defined under the Securities Act. The New Secured Notes have not been registered under the Securities Act or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum and the Letter of Transmittal. The Exchange Offers are subject to the terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

About Toys“R”Us, Inc.

Toys“R”Us, Inc. is the world’s leading dedicated toy and baby products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 871 Toys“R”Us and Babies“R”Us stores in the United States, Puerto Rico and Guam, and in more than 755 international stores and 250 licensed stores in 37 countries and jurisdictions. With its strong portfolio of e-commerce sites including Toysrus.com and Babiesrus.com, the Company provides shoppers with a broad online selection of distinctive toy and baby products. Toys“R”Us, Inc. is headquartered in Wayne, NJ and has an annual workforce of approximately 62,000 employees worldwide. The Company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. For more information, visit Toysrusinc.com or follow @ToysRUsNews on Twitter.

Forward-Looking Statements

All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, birth rates, our ability to implement our strategy including implementing initiatives for season, our ability to recognize cost savings, implementation and operation of our new e-commerce platform, marketing strategies, the availability of adequate financing, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

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For more information please contact:

Lenders and Note Investors:

Chetan Bhandari, Senior Vice President, Corporate Finance & Treasurer at 973-617-5841 or Chetan.Bhandari@toysrus.com

Media:

Amy von Walter, Executive Vice President, Global Communications & Public Relations at 201-815-9512 or Amy.vonWalter@toysrus.com

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